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                                                                     EXHIBIT 4.2


                             MUSTANG SOFTWARE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

_____ Original Application
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. ____________________ hereby elects to participate in each offering of the Mustang Software, Inc. Employee Stock Purchase Plan (the "Plan") beginning subsequent to the date set forth below and subscribes to purchase shares of Common Stock of Mustang Software, Inc. (the "Company") in accordance with this Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck during each offering period in the amount of _____% of my compensation (including base pay and, to the extent applicable, any amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions) in accordance with the Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of each offering period unless I withdraw from the Plan by giving written notice to the Company. I authorize the Company to carry over in my account to the next offering period any cash insufficient to purchase a share of Common Stock.

4. I have received a copy of the Company's most recent prospectus which describes the Plan and a copy of the complete "Mustang Software, Inc. Employee Stock Purchase Plan". I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of:
         Address:__________________________________________________________
         Social Security Number:___________________________________________


         If you choose to include your spouse, you must designate below how you wish your shares to be registered by checking the appropriate box. If we receive no designation, the shares will be designated as joint tenants.

         [  ]  Joint Tenants               [  ]  Community Property
         [  ]  Tenants in Common           [  ]  Tenants by Entirety

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the offering period during which I purchased such shares) or within 1 year after the date on which such shares were transferred to me, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares. I hereby agree to notify the





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         Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gains.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the
         Plan:

NAME: (Please Print)      ___________________________________________________________________________
                          First                             Middle                            Last
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Relationship
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                          Address


NAME: (Please Print)      ___________________________________________________________________________
                          First                             Middle                            Last
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Relationship
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                          Address


Date:________             _________________________________________
                          Signature of Employee

I do not wish to participate in the Employee Stock Purchase Plan.

Date:_________            _________________________________________
                          Signature of Employee
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